Form 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report(Date of earliest event reported):
                                January 29, 1999


                            WESTMORELAND COAL COMPANY
                            -------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                    0-752               23-1128670
          --------                    -----               ----------
(State or other jurisdiction      (Commission File     (I.R.S. Employer
of incorporation or organization)      Number)        Identification No.)


2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado    80903
------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number,
   including area code:                             719-442-2600


Item 5.        Other Events

     On February 2, 1999, Westmoreland Coal Company announced that it had successfully emerged from bankruptcy. The U.S. Bankruptcy Court for the District of Colorado dismissed the Company's Chapter 11 case on December 23, 1998. As required by the Federal Rules of Bankruptcy Procedure, the dismissal was stayed for 10 calendar days. The dismissal became effective January 4, 1999. As a precondition to their support of the Company's motion to dismiss, the United Mine Workers of America ("UMWA"), several UMWA related retiree benefit funds, and the Official Committee of Equity Security Holders ("Equity Committee") required the Company's agreement on a number of contested items. The settlement agreement, which was executed on January 29, 1999, is based upon the term sheet read into the record of the Bankruptcy Court on October 15, 1998, and is summarized below:

o The Funds, the UMWA, and the Equity Committee withdrew their objections to the Company's Motion to Dismiss the Company's Chapter 11 case and joined in the entry of stipulated judgments and the execution of a Master Agreement which preserves the Company as an ongoing enterprise with undiluted ownership vested in its existing shareholders.
o The Company agreed that it will not file, institute nor support any action under state or federal liquidation, insolvency or reorganization statutes for a period of five years.
o The Company agreed to pay in full, with interest, all undisputed creditor claims and satisfy all other ongoing obligations. Pursuant to this commitment, the Company paid approximately $5.7 million to holders of undisputed claims in early January, 1999.
o The Company agreed to pay in full all arrearages, with interest, under the Coal Industry Retirement Health Benefit Act of 1992 ("Coal Act"). Pursuant to this commitment, the Company paid approximately $18.1 million to the UMWA 1992 Benefit Plan ("1992 Plan") and approximately $19.4 million to the UMWA Combined Fund ("Combined Fund," and together with the 1992 Plan, the "Funds") in early January, 1999.
o The Company agreed to pay $4 million to the Funds in full satisfaction of all other asserted claims for damages, liquidated damages, penalties, charges, fees and costs. The Company made this payment on February 1, 1999.
o The Company agreed to reinstate its Individual Employer Plan for 1992 Plan retirees.
o The Company agreed to pay its future obligations to the Funds as and when due.
o The UMWA 1974 Pension Trust ("1974 Plan") had asserted a claim for withdrawal liability in the amount of approximately $13.8 million against the Company to which the Company objects. The Company and the 1974 Plan agreed to resolve this dispute through arbitration, as provided by law.
o As required under the Coal Act, the Company agreed to secure its obligation to provide retiree health benefits under the 1992 Plan by posting a bond, letter of credit, or cash collateral in the amount of three years benefits (or $20.8 million). The Company has 60 days from January 4, 1999 to provide this security.
o In addition, the Company agreed to secure its obligations to the Funds by providing the Funds with a Contingent Promissory Note ("Note"). The original principal amount of the Note is $12 million; the principal amount of the Note decreases to $6 million in 2002. The Note is payable only in the event the Company does not meet its Coal Act obligations, fails to meet certain ongoing financial tests specified in the Note, fails to maintain the required balance in the escrow account established under the Escrow Agreement, or fails to comply with certain covenants set forth in the Security Agreement. (These covenants require the Company to give the Funds access to the books and records of Westmoreland Energy, Inc. ("WEI") and certain of its subsidiaries, to execute and deliver a financing statement noting the security interest created by the Security Agreement, and to deliver to the Funds financial reports concerning WEI and certain of its subsidiaries.) To secure its obligations to the Funds under the Note, the Company entered into a Security Agreement and an Escrow Agreement. In the Security Agreement, the Company pledged the annual cash flow to which it is entitled from the Roanoke Valley I project. Pursuant to the Escrow Agreement, the Company placed $6 million into an escrow account. In the year 2002, when the amount of the Note is reduced to $6 million, the amount in the escrow account may be adjusted so that the amount in escrow will be $8 million minus the amount of Westmoreland`s cash flow from the Roanoke Valley I project in the preceding year. In no event will the amount of the required balance in the escrow account be more than $6 million or less than zero. If the Company is not required to make payment under the Note, the Security Agreement and the Escrow Agreement terminate upon the termination of the Note. The Company executed and delivered the Note, the Security Agreement, and the Escrow Agreement to the Funds on January 29, 1999.
o The Company agreed not to initiate further litigation to challenge the Coal Act or seek to initiate legislation to amend or reject the Coal Act.
o The Company agreed to maintain its individual employer plan for retiree health benefits under the 1993 UMWA Wage Agreement for eligible retirees and beneficiaries for a period of five years.
o The Company agreed to hold a meeting of shareholders by March 31, 1999, at which shareholders could nominate and elect directors and bring other matters before the shareholders if a tender offer was not completed by early April. The Company presently anticipates that the shareholders' meeting will take place by May 11, 1999.
o    The Equity Committee will dissolve on February 3, 1999.
o Provided that the pending sale of the Company's remaining interest in the Rensselaer project occurs, the Company agreed to implement a public tender for 1,052,631 depositary shares, each representing one quarter of a share of the Company's outstanding Series A Convertible Exchangeable Preferred Stock, at $19 per depositary share. Assuming 1,052,631 depositary shares are tendered in the offer, the Company would be required to pay $20 million in consideration for these shares. The tender shall occur in the first quarter of 1999, or as soon thereafter as is practicable, following the date of the asset sale.
o Except for the payment to preferred shareholders in the tender offer, the Company agreed not to make any other cash distribution to preferred or common shareholders for any purpose prior to June 30, 1999.

     The significant documents relating to the settlement agreement are included as exhibits. Any discrepancy between the description included herein and the documents included as exhibits shall be determined by the documents included as exhibits.


Item 7.        Financial Statements and Exhibits

               (c) Exhibits

               No.      Description

               99.1     Press Release dated February 2, 1999
               99.2     Master Agreement
               99.3     Contingent Promissory Note


                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                            WESTMORELAND COAL COMPANY


Date: February 4, 1999        By: /s/ Robert J. Jaeger
                              --------------------------------------
                                      Robert J. Jaeger
                                      Senior Vice President-Finance
                                      and Treasurer

EXHIBIT 99.1
                            -------------------------
                            Westmoreland Successfully
                             Emerges from Bankruptcy
                            -------------------------

Colorado Springs, CO -- February 2, 1999 -- Westmoreland Coal Company, the oldest independent coal company in the United States, (OTC Bulletin Board:
WMCL*) announced today that it had successfully emerged from bankruptcy following finalization of its dismissal from Chapter 11 on January 4th and the execution last week of an underlying settlement agreement with the United Mine Workers of America ("UMWA"), several UMWA related retiree benefit funds, and the Official Committee of Equity Security Holders ("Equity Committee"). Westmoreland had sought protection under Chapter 11 of the U.S. Bankruptcy Code in December, 1996, after negotiations for a consensual arrangement with the UMWA Health and Benefit Funds ("Funds") collapsed. Westmoreland had proposed to the Funds that it be allowed to temporarily defer payments for certain UMWA retiree health benefit obligations in order to give the Company time to complete implementation of a business plan that it had begun in late 1992 to restructure the Company for the long term benefit of shareholders and retirees. The events underlying today's announcement came as a result of continued improvement in the Company's financial condition while in Chapter 11.

Christopher K. Seglem, Chairman, President and CEO said: "The wisdom of our strategy and the loyalty and capabilities of our directors and employees is self-evident. We are gratified that through their efforts Westmoreland will continue  as a viable  and,  we  hope,  even  more  valuable  enterprise.  While resorting to the bankruptcy court was unpleasant, its protection was certainly vindicated here. Very few reorganizations are as successful as this one. It gave the Company time to bring its operations to new levels of profitability and to achieve the critical mass needed to propel Westmoreland into a long and bright future. While most companies leave Chapter 11, if at all, with the ability to pay creditors only cents on the dollar and then only after eliminating their shareholders' interests, Westmoreland has successfully emerged paying all creditors in full with interest, delivering 100% of the equity to its existing shareholders, and continuing to provide full and generous benefits to its retirees. We are grateful to the many customers, suppliers, retirees, shareholders, advisers, employees and friends who remained steadfast in their support for Westmoreland during this challenging period. We look forward now to building an even longer and brighter future for this great Company."

The settlement agreement, key terms of which are listed below, reflects the balanced approach advocated by the Company with respect to the application of its substantially improved financial strength for the benefit of competing constituencies. Over the course of the Chapter 11 proceedings the Funds proposed a plan of reorganization which would have transferred ownership of the Company to a trust controlled by them. For its part, the Equity Committee filed a motion to convert the cases to Chapter 7 in hopes of terminating retiree health benefit obligations through dissolution of the Company and then distributing to preferred shareholders (pursuant to their liquidation preference) the cash accumulated by the Company during bankruptcy and the proceeds from selling the Company's businesses, with the residual value, if any, going to common shareholders. Each of these one-sided strategies would have sacrificed the interest of all other groups for the benefit of their own. The Company pressed for a more equitable and constructive approach which allocates value in appropriate proportions to creditors, retirees and all classes of shareholders while offering the potential for development of additional value to their respective, future advantages.

Included among key elements of the settlement are:

o Withdrawal by the Funds, the UMWA, and the Equity Committee of their objections to the Company's Motion to Dismiss and joinder in the entry of stipulated judgments, and execution of a Master Agreement which preserves the Company as an ongoing enterprise with undiluted ownership vested in its existing shareholders.
o Agreement that the Company will not file, institute nor support any action under state or federal liquidation, insolvency or reorganization statutes for a period of five years.
o Payment in full of all undisputed creditor claims, in cash, with interest, and continued satisfaction of all other ongoing obligations.
o        Payment in full of all Coal Act arrearages, with interest.
o Payment of $4 million to the Funds in full satisfaction of all other asserted claims for damages, liquidated damages, penalties, charges, fees and costs.
o Reinstatement by the Company of its Individual Employer Plan for 1992 UMWA Benefit Plan ("1992 Plan") retirees.
o Agreement by the Company to pay its future 1992 Plan and UMWA Combined Benefit Fund ("Combined Fund") obligations as and when due.
o Resolution of withdrawal obligations to the UMWA 1974 Pension Trust through arbitration as provided by law.
o Posting by the Company of security for three years of health benefits to the 1992 Plan as required under the Coal Act, and in addition, provision of a 6 year declining balance $12 million secured contingency note for the benefit of the 1992 Plan and the Combined Fund payable only in the event the Company does not meet its Coal Act obligations, or fails to meet certain ongoing financial tests.
o Agreement by the Company to not initiate further litigation to challenge the Coal Act or seek to initiate legislation to amend or reject the Coal Act.
o Agreement by the Company to maintain its individual employer plan for retiree health benefits under the 1993 UMWA Wage Agreement for eligible retirees and beneficiaries for a period of five years.
o Convocation of an annual meeting of shareholders, presently anticipated to take place on May 11, 1999.
o        Dissolution of the Equity Committee on February 3, 1999.
o Provided that the pending sale of Westmoreland's remaining interest in the Rensselaer project occurs, implementation of a public tender for 1,052,631 million shares of the Company's outstanding preferred stock, at $19 per share for a total consideration of $20 million. The tender shall occur in the first quarter of 1999, or as soon thereafter as is practicable, following the date of the asset sale.
o Prohibition from making any other cash distribution to preferred or common shareholders for any purpose prior to June 30, 1999.

In order to facilitate implementation of the tender offer at the earliest possible date the Company anticipates accelerating the filing of its annual Form 10-K, and now estimates this filing will take place on or about February 19, 1999. Unaudited summary results for 1998 may be announced in advance of that date. The Company also anticipates applying to relist its securities on one of the major stock exchanges in the near term.

Westmoreland Coal Company, headquartered in Colorado Springs, CO is currently engaged in Powder River Basin coal mining, independent power and coal shipping and terminal facility operations.

*NOTE:  The Company's  common stock  trading  symbol has changed to OTC Bulletin
Board: WMCL and the preferred stock symbol to OTC Bulletin Board: WMCLP to reflect that the Company is no longer in Chapter 11.

                                        #
               For further information contact Diane Jones (719)

EXHIBIT 99.2
                                MASTER AGREEMENT
         1. Parties. The parties to this Master Agreement, dated as of January 4, 1999 (the "Master Agreement") are Westmoreland Coal Company ("Westmoreland Coal"), Westmoreland Resources, Inc., Westmoreland Energy, Inc. ("WEI"), Westmoreland Terminal Company, and Westmoreland Coal Sales Company (collectively, "Westmoreland" or the "Debtors"), the UMWA 1992 Benefit Plan and its Trustees (the "1992 Plan"), the UMWA Combined Benefit Fund and its Trustees (the "Combined Fund") (and collectively with the 1992 Plan, the "Funds"), the UMWA 1974 Pension Trust and its Trustees (the "1974 Trust"), the United Mine Workers of America (the "UMWA"), and the Official Committee of Equity Security Holders in the chapter 11 case of Westmoreland Coal and its official members (the "Equity Committee").
         2. Recitals.
                  2.1. The Debtors were the debtors and debtors in possession in chapter 11 cases (the "Chapter 11 Cases") in the United States Bankruptcy Court for the District of Colorado (the "Bankruptcy Court"), which were commenced by the filing of voluntary petitions on December 23, 1996 (the "Petition Date"). No trustee was appointed in any of the Chapter 11 Cases. The Chapter 11 Cases were dismissed on December 23, 1998.

                  2.2. The 1974 Trust asserts that it holds a claim against each of the Debtors for withdrawal liability under the Employee Retirement Income Security Act of 1974 ("ERISA"), and a claim against Westmoreland Coal for delinquent contributions under the 1993 Westmoreland Wage Agreement with the UMWA (the "1993 Wage Agreement"). The Debtors dispute the asserted withdrawal liability claim and the claim for delinquent contributions, except to the extent it relates to the claim for $960.61 for December 1996 contributions. The Debtors' objection to the 1974 Trust's withdrawal liability claim has been dismissed without prejudice. In addition, the 1974 Trust has commenced a civil action against Corona Acquisition, Inc. ("CAI"), seeking payment of interim withdrawal liability payments. CAI and the Debtors contend that CAI is not liable for any sums that may be due to the 1974 Trust.
                  2.3. The 1992 Plan and the Combined Fund assert that they hold claims under the Coal Industry Retiree Health Benefit Act of 1992 (the "Coal Act") for premiums incurred prior to the Petition Date and for premiums incurred during the pendency of the Chapter 11 Cases. The amounts and priority of these claims are in dispute, and were the subjects of litigation pending between the Debtors and the 1992 Plan, and between the Debtors and the Combined Fund. In view of recent binding authority from the United States Court of Appeals for the Tenth Circuit, the Debtors acknowledge that claims for premiums incurred during the pendency of the Chapter 11 Cases are entitled to priority as expenses of administration of the Chapter 11 Cases to the extent allowed, and that the Debtors will continue to incur liability for premiums assessed by the 1992 Plan and the Combined Fund pursuant to the Coal Act after the conclusion of the Chapter 11 Cases.
                  2.4. In addition, the 1992 Plan contends that Westmoreland Coal is obligated by Section 9711 of the Coal Act to reinstate an Individual Employer Plan ("IEP") to provide benefits to certain Westmoreland Coal retirees and their dependents, and is obligated under Section 9712(d)(1)(C) of the Coal Act to post security in the amount of $20.8 million. Westmoreland disputes that it is required to reinstate an IEP.

                  2.5. The UMWA also asserts a claim against each of the Debtors for retiree health benefits under the 1993 Wage Agreement. That claim is disputed and subject to a pending adversary proceeding assigned to Judge Brumbaugh in the United States Bankruptcy Court for the District of Colorado.
                  2.6. The Debtors had sufficient cash on hand to pay all allowed administrative expenses of the Chapter 11 Cases and to pay all other allowed claims against the Debtors in full, with interest. Based on the foregoing, and the substantial improvement in the Debtors' financial condition, the Debtors filed a Motion to Dismiss Chapter 11 Cases (the "Dismissal Motion"). The Dismissal Motion was granted on December 23, 1998.
                  2.7. The Equity Committee objected to dismissal of the Chapter 11 Cases because it contended that Westmoreland Coal's shareholders would receive greater value in a liquidation than under a dismissal, based on the legal contention (disputed by the Funds) that obligations under the Coal Act terminate upon dissolution of Westmoreland. Accordingly, the Equity Committee filed a motion to convert the Chapter 11 Cases to chapter 7 (the "Conversion Motion"). The Debtors, the Funds, and the 1974 Trust opposed the Conversion Motion. The Conversion Motion and the Equity Committee's opposition to the Dismissal Motion were deemed withdrawn when the judgments referenced in Paragraphs 3.1 and 3.2 were entered on December 23, 1998.
                  2.8. The Funds and the 1974 Trust objected to the dismissal of the Chapter 11 Cases, contending that it would be more appropriate to conclude the Chapter 11 Cases by way of a plan of reorganization, which they contended might provide them with additional protections. This objection was deemed withdrawn when the judgments referenced in Paragraphs 3.1 and 3.2 were entered on December 23, 1998.

                  2.9. The UMWA objected to the Dismissal Motion because it contended that the interests of Westmoreland Coal's non-Coal Act retirees would be inadequately protected following dismissal unless the pending adversary proceeding between the Debtors and the UMWA were dismissed without prejudice and all litigation between the UMWA and the Debtors were stayed or concluded. This objection was deemed withdrawn when the judgments referenced in Paragraphs 3.1 and 3.2 were entered on December 23, 1998.
                  2.10. On October 15, 1998, the parties read into the Bankruptcy Court's record the salient terms of an agreement regarding settlement of the matters in dispute. On that date, and at a status conference held on November 10, 1998, the Bankruptcy Court instructed the parties that if the Bankruptcy Court entered an unconditional order dismissing the Chapter 11 Cases, the parties could elect to implement their settlement through a contractual agreement, and in addition could submit stipulated judgments resolving the matters in dispute that are within the jurisdiction of the Court. In furtherance of the parties' agreement and the Court's instruction, on November 25, 1998, the Debtors filed motions pursuant to Federal Rule of Bankruptcy Procedure 9019 (the "Compromise Motions") to resolve the pending adversary proceeding with the 1992 Plan and each contested matter with the Combined Fund through the entry of the Judgments referenced in Paragraphs 3.1 and 3.2 (the "Bankruptcy Judgments"). This Master Agreement sets forth the terms of the parties' agreement.
                  2.11. In consideration of the foregoing, and the representations, warranties, covenants, and agreements herein set forth, the parties hereto agree as follows:

         3. Stipulation To The Entry Of Judgment In Favor Of The 1992 Plan
            And The Combined Fund.
                  3.1. The parties requested entry of, and agree to be bound by the terms of, that "Stipulated Judgment Resolving Adversary Proceeding, " a true and correct copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference, in the adversary proceeding currently
pending in the Bankruptcy Court between  the  1992  Plan  and  the   Debtors
(Adv.   Pro.   No. 97-1058-MSK).  This  stipulated  judgment was entered on
December 23, 1998.
                  3.2. The parties requested entry of, and agree to be bound by the terms of, that "Stipulated Judgment Resolving Combined Fund Contested Matters," a true and correct copy of which is attached hereto as Exhibit "B" and incorporated herein by this reference in the contested matters currently pending before the Bankruptcy Court between the Combined Fund and the Debtors with respect to the amount and priority of the Combined Fund's claims. This stipulated judgment was entered on December 23, 1998.
                  3.3. The Debtors, the 1992 Plan, and the Combined Fund agree to the following: (a) the Combined Fund will consent to joinder as a plaintiff in the civil action pending between the Debtors and the 1992 Plan in the Western District of Virginia, No. 96-0187-A (the "Virginia Action"); and (b) the 1992 Plan, the Combined Fund, and the Debtors will move jointly for the entry of a Judgment in the form attached hereto as Exhibit "C" in the Virginia Action.

                  3.4. The parties shall be bound by the terms of Exhibits "A," "B," and "C," regardless of the form or provisions of any judgment or order entered in the Virginia Action. Accordingly, if the court in the Virginia Action modifies the terms of the judgment submitted by the parties pursuant to Paragraph 3.3: (a) the parties nevertheless shall be bound under this Master Agreement by the terms of Exhibit "C;" (b) the parties shall not seek to enforce any provision in any such judgment that is inconsistent with or in addition to the provisions of Exhibit "C;" and (c) no party shall be obligated to violate any provision of any such judgment.

         4. Resolution Of The 1974 Trust's Withdrawal Liability Claim.
                  4.1. The 1974 Trust's claim filed in the approximate amount of $13.8 million shall be resolved pursuant to the Multiemployer Pension Plan Amendments Act of 1980 ("MPPAA"). In order to comply with MPPAA's interim payment requirements, on January 4, 1999 Westmoreland Coal paid to the 1974 Trust $1,207,514 (reflecting monthly payments through and including October 10,
1998) and $172,502 (plus interest at the rate established under MPPAA) per month for each month after October 1998 through the Effective Date. Westmoreland Coal shall continue to make interim withdrawal liability payments on the tenth day of each month from and after the Effective Date in the amount of $172,502 each month (including interest on each such interim withdrawal liability payment at the rate established under MPPAA) up to the full amount of the 1974 Plan's asserted withdrawal liability claim while it is pursuing its rights in accordance with MPPAA. The 1974 Trust shall comply with the provisions of 29 U.S.C. ss. 1401(d) (and regulations under that statutory provision) concerning treatment and refund of interim withdrawal liability payments. Specifically, the 1974 Trust acknowledges that, if it is determined by a final non-appealable order that Westmoreland's total withdrawal liability to the 1974 Trust is less than the total amount of interim withdrawal liability payments Westmoreland has paid to the 1974 Trust as of that date, then the 1974 Trust will be required to refund the amount in excess of Westmoreland's total withdrawal liability, plus interest as provided under MPPAA.
                  4.2. Within thirty (30) days after the Effective Date, Westmoreland Coal and the 1974 Trust shall jointly request that the American Arbitration Association terminate its stay of the arbitration commenced by Westmoreland Coal under 29 U.S.C. ss. 1401 (the "Arbitration").
                  4.3. The 1974 Plan shall dismiss its pending action against CAI. In addition, provided that Westmoreland Coal timely performs its obligations under ERISA and MPPAA as specified in Paragraph 4.1, and performs its obligations under Paragraph 4.2, the 1974 Trust shall not pursue any action against any third party including (without limitation) CAI, on account of the alleged Westmoreland Coal withdrawal liability.
                  4.4. The 1974 Trust and Westmoreland reserve all of their rights concerning the 1974 Trust's claim for delinquent contributions.
         5. Resolution Of The Remaining Claims Of The Funds.
                  5.1. On January 4, 1999, the Debtors paid the claims of the Combined Fund and the 1992 Plan in the amounts stipulated as allowed in Exhibits "A" and "B."

                  5.2. In full satisfaction of all other asserted claims of the Funds that arose prior to the Effective Date, including without limitation claims for damages, liquidated damages, penalties, charges, and fees and costs, the Debtors shall, on the first business day after all parties have executed this Master Agreement: (a) pay to the Funds $4 million, without interest; and
(b) execute and deliver to the 1992 Plan and the Combined Fund the "Contingent Note," the "Escrow Agreement For Contingent Note," and the "Security Agreement For Contingent Note" in the forms attached hereto as Exhibits "D," "E," and "F," respectively and incorporated herein by this reference; and (c) wire transfer $6 million to fund the escrow under the Escrow Agreement.
                  5.3. After the Debtors post the required $20.8 million in security required under Paragraph 2 of Exhibit "A," and provided that the Debtors make the payments required under Paragraphs 5.1 and 5.2, the Combined Fund and the 1992 Plan shall relinquish the liens, security interests, and other similar arrangements granted pursuant to the Pledge Agreement dated August 21, 1996 and any other prepetition agreement or order, and shall release and return to the Debtors the collateral granted pursuant to such Pledge Agreement.
         6. Reinstatement Of Individual Employer Plan And Payment Of Health Claims Incurred Prior To November 30, 1996.
                  6.1. As provided in Paragraph 1 of Exhibit "A," Westmoreland Coal shall reinstate an Individual Employer Plan (the "Statutory IEP") pursuant to which it shall provide health care benefits for those former employees and dependents entitled to such benefits under Section 9711 of the Coal Act. The list of beneficiaries for whom Westmoreland shall reinstate coverage (subject to periodic review and procedures for verification of eligibility after the Statutory IEP is reinstated) is attached as Exhibit "A" to Exhibit "A" and incorporated herein by this reference. As provided under Exhibit "A," Westmoreland shall pay all monthly per beneficiary premiums assessed by the 1992 Plan on account of the individuals listed in Exhibit "A" to Exhibit "A" for time periods prior to reinstatement of the Statutory IEP.

                  6.2. After the Statutory IEP is reinstated, the 1992 Plan shall compare the cost of all claims for health benefits incurred subsequent to the Effective Date that are submitted by the beneficiaries listed on Exhibit "A" to Exhibit "A" from the Effective Date to the date the Statutory IEP is reinstated (the "Claim Total") to the total amount of monthly per beneficiary premiums paid by Westmoreland on account of the beneficiaries listed on Exhibit "A" to Exhibit "A" for the time periods from the Effective Date to the date the Statutory IEP is reinstated (the "Premium Total"). If the Claim Total exceeds the Premium Total, then Westmoreland shall pay to the 1992 Plan the difference between the Claim Total and the Premium Total no later than the later of: (i) the due date of the next-due annual prefunding premium following delivery of a request for such payment from the 1992 Plan; and (ii) thirty (30) days following delivery of a request for such payment from the 1992 Plan. If the Premium Total exceeds the Claim Total, then the 1992 Plan shall notify Westmoreland as soon as reasonably possible and Westmoreland shall be entitled to a credit against the next-due annual prefunding premium in an amount equal to the difference between the Premium Total and the Claim Total. Until the 1992 Plan performs the comparison described in the first sentence of this Paragraph, the 1992 Plan shall furnish Westmoreland with information generated in the ordinary course of the administration of the 1992 Plan concerning the cost of claims for health benefits incurred subsequent to the Effective Date that are submitted by the beneficiaries listed on Exhibit "A" to Exhibit "A" from the Effective Date to the date the Statutory IEP is reinstated.

                  6.3. Westmoreland has paid the 1992 Plan for $159,118.62 paid by the 1992 Plan on account of claims for health benefits incurred prior to November 30, 1996, by any beneficiary entitled to health benefits from Westmoreland under Section 9711 of the Coal Act. In addition, Westmoreland shall assume liability for, and shall indemnify the 1992 Plan against, unpaid claims for health benefits incurred prior to November 30, 1996, by any beneficiary entitled to health benefits from Westmoreland under Section 9711 of the Coal Act. The 1992 Plan shall cooperate with Westmoreland concerning investigation and processing of unpaid claims for health benefits incurred prior to November 30, 1996, by any beneficiary claiming entitlement to health benefits from Westmoreland under Section 9711 of the Coal Act, and shall furnish to Westmoreland (upon request) all information in its possession necessary to investigate and process all such claims.
         7. Release. Except as provided in Exhibits "A" and "B," provided the Debtors comply with Paragraphs 5.1, 5.2, and 6.1, such performance shall satisfy conclusively all of the Debtors' obligations to the Funds as of the Effective Date.
         8. Dismissal Of The Chapter 11 Cases.
                  8.1. The Equity Committee, the 1992 Plan, the Combined Fund, the 1974 Trust, and the UMWA each: (a) shall not oppose the entry of the Bankruptcy Judgments; (b) is deemed to have withdrawn its objections to the Dismissal Motion; and (c) shall take all steps reasonably necessary or appropriate to implement the Dismissal Order and consummate the dismissal of the Chapter 11 Cases.
                  1.1.

                  8.2. Promptly after the Effective Date, the Debtors shall, in connection with the Dismissal Motion, offer to pay in full all other general unsecured claims that are not currently subject to a bona fide dispute, in cash, together with interest thereon at the rate of at least 5.45% per annum from the later of: (a) the Petition Date, and (b) the date the creditor's claim became non-contingent, liquidated and matured (e.g., the date a surety actually advanced funds). Nothing in this Agreement shall alter the rights of any holder of any claim (other than the parties to this Agreement) under applicable law. The Debtors have the exclusive right to determine whether a claim is subject to a bona fide dispute for purposes of this Paragraph.
         9. Management Incentives. Westmoreland Coal shall not pay bonuses to senior management unless it is first in full compliance with the Coal Act and reasonably projects that it will be able to comply with all of its obligations under the Coal Act through the end of the next calendar year.
         10. Prohibition On Initiation of Legislation. The Debtors shall not initiate or lobby in support of any legislative initiative to amend or repeal the Coal Act. Notwithstanding the foregoing, the Debtors may give fact-based testimony or provide fact-based information in response to a request from a member or committee of Congress, on no less than five (5) business days' advance written notice to the Funds (or, if Westmoreland receives such a request less than six (6) business days before the testimony or information is to be given or provided, on written notice to the Funds within twenty-four (24) hours after Westmoreland receives the request).

         11. Bar on Refiling. The Debtors shall not file a voluntary petition under title 11 of the U.S. Code, or institute or support an action under any other state or federal liquidation, insolvency, or reorganization statute, for five (5) years from the Effective Date. As soon as practicable after the Effective Date, the Debtors shall take all steps reasonably necessary to amend the by-laws of each of the Debtors to prohibit the filing of a voluntary petition under title 11 of the U.S. Code, and to prohibit the institution of an action under any other state or federal liquidation, insolvency, or reorganization statute, for five (5) years from the Effective Date.
         12. Resolution Of Shareholder Concerns.
                  12.1. Westmoreland Coal shall hold a meeting of Westmoreland Coal's shareholders for matters including the election of directors (the "Meeting"), no later than March 31, 1999, unless it has commenced the offer required by Paragraph 12.4 (the "Tender Offer") and the Tender Offer provides for accepting and paying for shares no later than April 6, 1999. If Westmoreland Coal commences the Tender Offer as provided in the preceding sentence, Westmoreland Coal shall hold the Meeting no later than the first business day that is at least 35 days after Westmoreland Coal has accepted and paid for shares purchased in the Tender Offer. Shareholders shall be invited to submit nominees for the board of directors and proposals for consideration at the meeting.
                  12.2. Until the Meeting is concluded, Westmoreland Coal's board of directors shall not: (a) amend Westmoreland Coal's rights plan; (b) undertake any extraordinary purchases, mergers, acquisitions, recapitalizations, or restructurings (other than asset dispositions or transactions to preserve the value of existing assets); or (c) borrow money outside of the ordinary course of business or pledge material assets to secure debt (other than any bonding requirements under applicable law, including workers' compensation laws or environmental laws, or any requirement under this Master Agreement and Exhibits hereto).

                  12.3. Westmoreland Coal's board of directors shall not take any action that could interfere with the exercise of shareholder rights at the meeting, including, but not limited to, amending its by-laws: (a) to create or implement a staggered board; (b) to require that removal of directors be for cause only; (c) to impose additional time periods or qualification requirements to make the nomination of board members more difficult; or (d) to increase the number of directors on the board.
                  12.4. Provided that the pending sale of Westmoreland Energy, Inc.'s partnership's remaining interest in the Rensselaer project (the "Rensselaer Sale") occurs, Westmoreland Coal shall make a public tender offer for 1,052,631 depository shares of its outstanding preferred stock (and representing one-quarter of a share of Series A Convertible Exchangeable Preferred Stock, par value $1.00 per share), at a price of $19 per share for total consideration of $20 million. This amount shall be paid in full satisfaction of the rights of all shares purchased and paid for. The tender shall commence in the first quarter of 1999, or as soon thereafter as is practicable following the date of the Rensselaer Sale. Westmoreland Coal shall use its best efforts to close the Rensselaer Sale as soon as practicable. Westmoreland Coal may not redeem any equity security for cash or make any cash distributions to preferred or common shareholders for any purpose prior to June 30, 1999, except as set forth herein.
                  12.5. The Funds agree that the purchaser in the Rensselaer Sale as currently contemplated shall not be deemed a "successor" or "successor in interest" under the Coal Act.

                  12.6. The Equity Committee shall continue in existence for thirty (30) days after the Effective Date, and shall be authorized to continue to employ its present professionals in that regard, subject to the Debtors' rights under Paragraph 15.2. Thereafter, the Equity Committee and its members and professionals shall be fully discharged from any further duties or responsibilities in connection with the Chapter 11 Cases.

                  12.7. Each of the Debtors, for themselves and on behalf of each of their officers, directors, representatives, and successors (collectively, the "Debtor Releasing Parties") hereby release, acquit, covenant not to sue, and forever discharge the Equity Committee, each of the official members of the Equity Committee, Putnam Hayes & Bartlett, Andrews & Kurth, L.P.P., and all of their agents, representatives, partners, officers, directors, and successors (collectively, the "Committee Released Parties") from all claims, suits, demands, and causes of action any of the Debtor Releasing Parties may hold against any of the Committee Released Parties, whether known or unknown and whether now existing or hereafter arising, arising from or relating to acts or omissions occurring prior to the execution of this Master Agreement in connection with the negotiation, execution, and delivery of this Master Agreement and the duties and responsibilities of the Committee Released Parties under title 11 of the United States Code. Except as set forth in Section 15.1, the Equity Committee and each of the official members of the Equity Committee, for themselves and for each of their officers, directors, and representatives, and successors (collectively, the "Committee Releasing Parties") hereby release, acquit, covenant not to sue, and forever discharge each of the Debtors, and all of their agents, representatives, partners, officers, directors, and successors (collectively, the "Debtor Released Parties") from all claims, suits, demands, and causes of action any of the Committee Releasing Parties may hold against any of the Debtor Released Parties, whether known or unknown and whether now existing or hereafter arising, arising from or relating to acts or omissions occurring prior to the execution of this Master Agreement in connection with the negotiation, execution, and delivery of this Master Agreement and the duties and responsibilities of the Debtor Released Parties under title 11 of the United States Code. Nothing contained herein shall waive any defenses the Debtors have to the requests of the Equity Committee or its professionals for compensation or reimbursement of expenses as provided in Paragraph 15.2.
                  12.8. The Debtors and the Equity Committee may modify any of the provisions of Paragraphs 12.1, 12.2, 12.3, 12.4, 12.6, or 12.7 by mutual written agreement, without the consent of the other parties to this Master Agreement; provided, however, the restriction requiring the closing of the Rensselaer Sale prior to the acceptance and payment for shares under Paragraph
12.4 cannot be modified without the express written consent of all parties to this Master Agreement. The Debtors may modify those same provisions after the Equity Committee has dissolved pursuant to Paragraph 12.6 upon receipt of the express written consent of at least four former members of the Equity Committee, or, if former members of the Equity Committee have sold all of their Westmoreland Coal stock, the majority in number of the former members of the Equity Committee that are still Westmoreland Coal shareholders. If all the former members of the Equity Committee have sold all of their Westmoreland Coal stock, then the provisions of Paragraphs 12.1, 12.2, 12.3, 12.4, 12.6, or 12.7 of this Master Agreement may be amended by majority vote of Westmoreland Coal's shareholders.
                  12.9. The Equity Committee and its two co-chairmen represent and warrant that the members of the Equity Committee as of the Effective Date are Lonestar Partners, L.P., Frank E. Williams, Jr., Alvin Hoffman c/o Burt Hoffman, Offutt Securities, Inc., Wynnefield Capital, Inc., and Ryback Management Corporation.

         13. Provisions Regarding The Claims Of The UMWA Concerning Certain Non-Coal Act Retirees.
                  13.1. Westmoreland Coal shall continue to maintain the individual employer plan established under the 1993 Wage Agreement (the "Contractual IEP") for retirees and other beneficiaries eligible for benefits under the terms of the Contractual IEP and shall provide benefits according to the terms of the Contractual IEP to such retirees and other beneficiaries for a period of five years from the Effective Date, irrespective of whether such retirees and other beneficiaries first received or became eligible to receive benefits before or after August 1, 1998.
                  13.2. Westmoreland Coal agrees not to initiate any litigation against the UMWA or the beneficiaries described in Paragraph 13.1 contesting its obligation to maintain the Contractual IEP or to provide benefits as set forth in the Contractual IEP during the five year period from the Effective Date.
                  13.3. At the expiration of said five-year period, Westmoreland Coal shall be free to initiate litigation contesting its obligation to continue to maintain the Contractual IEP. Westmoreland Coal shall continue to provide such benefits after the expiration of the five-year period until it obtains a ruling from a court that it is not obligated to maintain the Contractual IEP.

                  13.4. The UMWA shall not use this Master Agreement, the maintenance of the Contractual IEP, or the provision of benefits as provided in this Master Agreement, or dismissal of the adversary proceeding as any evidence that Westmoreland Coal acknowledges any obligation to maintain the Contractual IEP, or provide any specific level of benefits and shall not assert as a defense any statute of limitations, laches, estoppel, or other equitable defenses based on delay or actions taken pursuant to this agreement, in any litigation initiated after the five-year period.
                  13.5. Any dispute over the individual eligibility of any applicant for benefits under the terms of the individual employer plan shall be resolved by the Trustees of the UMWA Health and Retirement Funds as provided in the 1993 Wage Agreement in a fair and equitable manner.
                  13.6. The UMWA and the Debtors shall file a joint motion requesting that the adversary proceeding filed by Westmoreland Coal against the UMWA pending before Judge Brumbaugh be dismissed without prejudice, with each party to bear its own costs and attorneys' fees in connection therewith.
                  13.7. Neither the UMWA nor the Debtors shall use the existence or performance under this Master Agreement for any purpose in any proceeding other than in an action to enforce this Master Agreement.
         14. Effective Date. The Effective Date of this Master Agreement is January 4, 1999.
         15. Additional Provisions.
                  15.1. This Master Agreement and its Exhibits resolve or, in certain instances expressly provide for the later resolution of, all existing disputes between the Debtors, on the one hand, and the Funds, the 1974 Trust, the UMWA and the Equity Committee, on the other hand. This Master Agreement and Exhibits shall not be deemed to constitute an admission by any party with respect to the merits of the claims or defenses asserted by any other party.

                  15.2. Except as expressly provided in this Master Agreement or in any of the Exhibits hereto, all future expenses, attorneys' fees and other professional fees and expenses incurred by the parties in connection with any matter arising under or relating to this Master Agreement, the Debtors' Chapter 11 cases, the implementation of this Master Agreement, the entry or effectuation of the Dismissal Order or the Bankruptcy Judgments, the preparation of appropriate documents related to implementation of this Master Agreement, or any other matters relating directly or indirectly to the Chapter 11 Cases, any adversary proceedings or contested matters therein or the Virginia Action, shall be paid by the party incurring those fees or expenses, with no right of reimbursement or indemnification. Notwithstanding the foregoing:
                  (i) the reasonable and necessary professional fees and expenses of the Equity Committee professionals, Andrews & Kurth, L.L.P. and Putnam Hayes & Bartlett, for services rendered in connection with the Chapter 11 Cases through the 30th day after the Effective Date, and
                  (ii) the reasonable and necessary expenses of members of the Equity Committee, incurred during the Chapter 11 Cases through the 30th day after the Effective Date shall be paid by the Debtors, (a) in accordance with the Bankruptcy Court's existing procedures for interim approval and payment of professional fees and expenses, for fees and expenses invoiced prior to the Effective Date, and (b) promptly after invoiced, with respect to fees and expenses invoiced after the Effective Date or balances remaining unpaid from interim submissions and payments made prior to that date. Nothing herein shall waive the Debtors' right to object to any fees or expenses on any available ground, including without limitation that the services rendered or charges incurred were not reasonable and necessary within the meaning of title 11 of the United States Code. Any such fee request and any such objection shall be governed by title 11 of the United States Code. If there is an unresolved dispute over fees or costs charged by the Equity Committee's professionals or members, it shall be determined by a court of competent jurisdiction in Denver, Colorado.
                  15.3. The parties agree that should a court be called upon to interpret any provision of this Master Agreement or any Exhibit hereto, previous drafts shall not be used by any party in any manner to support its interpretation. Each party and its counsel has reviewed it and has participated in its drafting and, accordingly, no party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Master Agreement and Exhibits thereto.
                  15.4. Each party warrants and represents that it has received independent legal advice from its attorneys regarding its decision with respect to the advisability of making and entering into this Master Agreement and Exhibits hereto.
                  15.5. The Co-Chairmen of the Equity Committee represent and warrant that they have the authority to sign this Master Agreement and Exhibits hereto on behalf of, and in representation of the assent of, the Equity Committee and each person who is (or was at any time on or after October 15, 1998) an official member of the Equity Committee.

                  15.6. Each of the parties hereto warrants that the person signing this Master Agreement and Exhibits hereto on behalf of such party has authority to do so, and that the signature of that person is legally binding on such party. In addition, each of the boards of directors of the Debtors has approved this Master Agreement and Exhibits hereto.
                  15.7. This Master Agreement and any Exhibit hereto may be executed in two or more counterparts, and each of them, when so executed and delivered, shall be an original, but such counterparts together shall constitute one and the same instrument. Furthermore, the parties agree that this Master Agreement and any Exhibit hereto may be executed by telecopying a copy of the signed signature page to each of the parties hereto at their respective facsimile numbers.
                  15.8. This Master Agreement, Exhibits hereto, and any other duly executed writing that references this Master Agreement collectively express the entire agreement of the parties relative to the subject matter hereof. No covenants, agreements, representations, or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth in this Master Agreement and the Exhibits hereto, or as specifically set forth in any other duly executed writing that references this Master Agreement. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Master Agreement and Exhibits hereto.

                  15.9. Except as provided in Paragraph 15.2, and except to the extent governed by federal law (including without limitation the Coal Act, ERISA, the Bankruptcy Code, federal labor law, and federal securities law), this Master Agreement and Exhibits hereto shall be governed by and construed in accordance with the internal laws of the State of New York, except that any of New York's conflict of law provisions that would serve to apply law of a state other than New York shall not apply. Any judicial proceeding brought under this Master Agreement or any Exhibit hereto by and among Westmoreland and the Combined Fund or the 1992 Plan shall be brought in any court of competent jurisdiction in the District of Columbia, and the parties accept unconditionally and irrevocably the jurisdiction of such courts and any related appellate court and irrevocably waive any objection that they now have or may hereafter have that such court is an inconvenient forum.

                  15.10. For purposes of this Master Agreement and Exhibits hereto, (i) defined terms shall apply equally to both the singular and plural forms of the terms defined; (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation;" (iv) references to documents, contracts or agreements shall include any and all supplements and amendments thereto; (v) "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust company, trust, unincorporated organization of government or any agency or political subdivision thereof, and references to a specific Person shall include the successor and assigns of such Person; (vi) references to "applicable laws" shall include statutes, ordinances, rules, regulations, court and administrative decisions and conditions, restrictions and limitation in licenses, permits, approvals and authorization issued or granted by governmental bodies and agencies; and (vii) "business day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a legal holiday for banking institutions under applicable law; (viii) unless otherwise specified, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", and the words "to" and "until" each mean "to but excluding."
                  15.11. If any provision of this Master Agreement or any Exhibit hereto shall be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever. The invalidity of any one or more phrases, sentences, clauses, Sections or Articles in this Master Agreement or any Exhibit hereto shall not affect the remaining provisions of this Master Agreement or any Exhibit hereto, or any part thereof.
                  15.12. Section and Paragraph headings used in this Master Agreement and Exhibits hereto are for convenience of reference only and are not to affect the construction of this Master Agreement or any Exhibit hereto or be taken into consideration in the interpretation of this Master Agreement or any Exhibit hereto.
                  15.13. No party shall by any act (except by a written instrument), delay, indulgence, or omission be deemed to have waived any right or remedy under this Master Agreement and Exhibits hereto or to have acquiesced in any breach of any of the terms and conditions of this Master Agreement and Exhibits hereto
                  15.14. This Master Agreement and Exhibits hereto shall be binding upon, and shall inure to the benefit of, the successors and assigns of the respective parties.

                  15.15. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Master Agreement as a whole and not to any particular Section, sentence or clause contained in this Master Agreement.


                                    WESTMORELAND COAL COMPANY


DATED:   January __, 1999           By________________________________
                                       CHRISTOPHER K. SEGLEM
                                       Its President

                                    WESTMORELAND ENERGY, INC.


DATED:   January __, 1999           By________________________________
                                    Its ______________________________


                                    WESTMORELAND RESOURCES, INC.


DATED:   January __, 1999           By________________________________
                                    Its ______________________________


                                    WESTMORELAND TERMINAL COMPANY


DATED:   January __, 1999           By________________________________
                                    Its ______________________________

                                    WESTMORELAND COAL SALES COMPANY


DATED:   January __, 1999           By________________________________
                                    Its ______________________________


                                    THE UMWA 1992 BENEFIT PLAN


DATED:   January __, 1999           By________________________________
                                    Its ______________________________


                                    THE UMWA COMBINED BENEFIT FUND


DATED:   January __, 1999           By________________________________
                                    Its ______________________________


                                    THE UMWA 1974 PENSION TRUST


DATED:   January __, 1999           By________________________________
                                    Its ______________________________


                                    THE UNITED MINE WORKERS OF AMERICA


DATED:   January __, 1999           By________________________________
                                    Its ______________________________

                                    THE OFFICIAL COMMITTEE OF EQUITY
                                    SECURITY HOLDERS


DATED:  January __, 1999            By________________________________
                                      JEROME SIMON, Co-Chairman
                                                and


DATED:  January __, 1999            By________________________________
                                      FRANK WILLIAMS, Co-Chairman

EXHIBIT 99.3
                           CONTINGENT PROMISSORY NOTE

$12,000,000                                                      January 4, 1999
         1.       Amount of the Contingent Liability
The undersigned, Westmoreland Coal Company ("Westmoreland Coal"),
Westmoreland Resources, Inc., Westmoreland Energy, Inc. ("WEI"), Westmoreland Coal Sales Company, and Westmoreland Terminal Company (collectively, "Westmoreland") hereby jointly and severally agree to pay the UMWA Combined Benefit Fund and the UMWA 1992 Benefit Plan (collectively, the "Funds") the amount (without interest except as specified in Section 4 below) of: (i)
$12 million, if and only if an Event of Default, as defined below, occurs on or before January 1, 2002; or (ii) $6 million if and only if no Event of Default occurs on or before January 1, 2002 but an Event of Default does occur on or before this Contingent Note terminates under Paragraph 6. If no Event of Default occurs on or before this Contingent Note terminates under Paragraph 6, this Contingent Promissory Note shall be canceled and null and void and the Funds shall not be entitled to any sum hereunder. This Contingent Promissory Note is secured pursuant to a Security Agreement for Contingent Note of even date herewith.
         2.       Events of Default.
         Each of the defaults described in Paragraphs 2.A. through 2.I. below, after the passage of any applicable cure period without timely cure, constitutes an Event of Default under this Contingent Promissory Note. If an Event of Default occurs after the passage of a cure period, the Event of Default shall be deemed to occur on the date the default occurred. Except for an Event of Default under Paragraph 2.I. below, upon the occurrence of any Event of Default, the entire amount of the contingent liability under this Contingent Promissory Note as of the time the Event of Default occurs shall be due and payable immediately.

                    A. Failure to pay premiums as and when due, under the Coal Industry Retiree Health Benefit Act of 1992 (the "Coal Act") and failure to cure that default within three (3) business days after receipt of written notice thereof from the Funds. For purposes of this Paragraph 2.A., "cure" means payment of: (1) the premium amount assessed, (2) an amount equal to five percent (5%) of the premium assessment, and (3) all other applicable interest and penalties under the Coal Act.

                    B. Failure to establish an individual employer plan (the "IEP") to provide health benefits coverage to individuals eligible for such coverage from Westmoreland under Section 9711 of the Coal Act no later than the first day of a calendar month that is at least sixty (60) days after the Effective Date of the Master Agreement (the "Establishment Deadline"). For purposes of this Paragraph 2.B., "to establish an individual employer plan" means that: (1) Westmoreland has retained a third party administrator for the purpose of processing claims for health benefits under
                         Section 9711 of the Coal Act (the "TPA"); (2) the TPA is contractually obligated to process claims for health benefits to all of the beneficiaries listed on Exhibit "G" to the Master Agreement; (3) Westmoreland is in compliance with all of its contractual obligations to the TPA; and (4) Westmoreland has caused to be sent to substantially all of the beneficiaries listed on Exhibit "G," no less than five days prior to the Establishment Deadline, a benefits card evidencing the
                         beneficiaries'   coverage   under   the  IEP.
                    C. The termination or suspension of health benefits coverage to substantially all of the beneficiaries of the IEP.
                    D. Any failure to maintain and to pay any cost of health benefits coverage to any individual eligible for such coverage from Westmoreland under Section 9711 of the Coal Act within thirty (30) days after written notice that the 1992 Plan intends to provide health benefits coverage to that beneficiary.
                    E. Any violation of the Coal Act that does not give rise to an Event of Default under Paragraph 2.A., 2.B., or 2.C., and the failure to cure any such default within thirty (30) days after receipt of written notice thereof from the Funds.
                    F. The voluntary commencement of any case under Title 11 of the U.S. Code in which any of the Companies is a debtor, or the commencement of any other state or federal liquidation, reorganization, or insolvency proceeding, or the filing of an involuntary case under Title 11 of the U.S. Code, unless that involuntary case is dismissed within 90 days after the involuntary petition is filed.

                    G. Failure to comply with any of the financial ratios described below, and failure to cure any default in those ratios in accordance with Paragraph 3. Each ratio shall be measured as of the end of each calendar quarter beginning with the quarter ending March 31, 1999. Any default in compliance with any ratio shall be deemed to occur on the date it is measured. The ratios are as follows:

                    (1) Westmoreland's consolidated current assets divided by its consolidated current liabilities, as determined under generally accepted accounting principles, must equal or exceed 1.5 during 1999 and 2000; 1.4 during 2001 and 2002; and 1.3 thereafter. Notwithstanding the foregoing, the ratio as of March 31, 1999 must equal or exceed 1.0 (and not 1.5) if and only if a sale of Westmoreland-LG&E's interest in the Rensselaer Independent Power Project has not been consummated prior to March 31, 1999. If such a sale has been consummated on or before March 31, 1999, the ratio must equal or exceed 1.5. For purposes of the calculation of the ratio described in this Paragraph 2.G.(1): (i) assets required to be held in debt service accounts for WEI's independent power projects ($8 million) shall be included in current assets; (ii) the assets in the escrow to secure this Contingent Note shall be included in current assets; (iii) any asset pledged to secure the $20.8 million bond for the benefit of the 1992 Plan and any workers compensation bonds or reclamation bonds shall be included in current assets if it would have been included in Westmoreland's current assets under generally accepted accounting principles if it had not been pledged; (iv) any liability to the UMWA 1974 Pension Trust that is included in current liabilities on Westmoreland's financial statements prepared in accordance with generally accepted accounting principles shall be reduced, by reducing each payment pro rata, to the extent the total liability to the UMWA 1974 Pension Trust exceeds $6.9 million; and (v) any liability for future health benefit obligations under the 1993 Westmoreland Wage Agreement (the "1993 Wage Agreement") that is included in current liabilities on the Companies' financial statements prepared in accordance with generally accepted accounting principles shall be excluded.

                    (2) Westmoreland's "net cash flow from operating activities" (as reflected on Westmoreland's Consolidated Statement of Cash Flows prepared in accordance with Statement of Financial Accounting Standards No. 95 and adjusted as provided below), excluding payments made pursuant to the Master Agreement and the Exhibits thereto, including without limitation under Paragraph 8.2 of the Master Agreement, must be greater than zero, on a cumulative basis, for the four consecutive calendar quarters ending with the quarter in which this ratio is measured. Notwithstanding the foregoing reference to "four consecutive calendar quarters," this ratio shall be measured as of March 31, 1999 for the first quarter of 1999, as of June 30, 1999 for the first two quarters of 1999 (on a cumulative basis), and on September 30, 1999 for the first three quarters of 1999 (on a cumulative basis). For purposes of this calculation, "Heritage Costs" shall include and be limited to the costs included in the outflow line item entitled "Heritage Costs" in the financial statements attached hereto as
                         Exhibit 1. In adjusting "cash flow from operations" to derive the cash flow for purposes of the calculation under this Paragraph 2.G.(2)., the cash actually spent on health benefits under the 1993 Wage Agreement during the measurement period shall be added back to arrive at adjusted "net cash flow from operating activities."

                    (3)  Westmoreland's   operating   income  (as  reflected  in
                         Westmoreland's quarterly consolidated Statement of Income), plus depreciation and amortization (all as reflected on the Companies' quarterly consolidated Statement of Cash Flows), plus the expense related to the accruals for health benefit obligations under the 1993 Wage Agreement, minus the cash actually spent on account of health benefit obligations under the 1993 Wage Agreement, minus capital expenditures, in the consecutive four calendar quarters ending with the quarter in which this ratio is measured (on a cumulative basis), must be greater than the average annual scheduled principal maturities of interest-bearing debt over the next twelve calendar quarters. H. Failure to comply with Paragraphs 2.02(a),
                         (c), or (d) of the Escrow Agreement Securing Contingent Note or Paragraphs 3.c., 3.d., or 3.e. of the Security Agreement for Contingent Note and, if an applicable cure period is provided in such documents, to cure that failure within the applicable time period. I. If Westmoreland has posted substitute collateral under Paragraph 2.c. of the Security Agreement for Contingent Note by way of letter of credit, failure to renew or replace such letter of credit at least ten (10) business days prior to its termination. If an Event of Default occurs under this Paragraph 2.I., then only that portion of the total contingent liability under this Contingent Note as of the time of the Event of Default equal to the face value of the expiring letter of credit shall become due and payable immediately, and the remainder, if any, of that contingent liability shall remain contingent.

         3.       Cure Rights Relating To Financial Ratios
                  A. On no more than two occasions, Westmoreland may cure one or more defaults occurring in a calendar quarter with respect to the financial ratios set forth in Paragraph 2.G.
                           without triggering an Event of Default.
                  B. In addition, Westmoreland may cure one financial ratio default without using one of the two opportunities for cure set forth in the preceding Paragraph 3.A., and without triggering an Event of Default, if: (i) the default that is cured is merely a failure to comply with the ratio described in Paragraph 2.G.(1). above; and (ii) the default occurs during calendar year 1999. The cure provision set forth in this Paragraph 3.B. does not apply to Events of Default under Paragraphs 2.G.(2) or (3).
                  C. A "cure" occurs under this Paragraph 3 if, following a quarter in which Westmoreland defaults and is out of compliance with one or more ratios (as described above), Westmoreland is in compliance on the last day of the immediately succeeding quarter.
         4.       Payment and Interest
                  If an Event of Default occurs, the amount due as a result of the Event of Default (as provided in Paragraph 2) shall be payable immediately, with simple interest on such balance at the annual rate of twelve percent (12%), from the date of such Event of Default to the date of payment. Before an Event of Default, this Contingent Note shall not bear interest.

         5.       Payment Location
                  If the foregoing contingencies occur, this Contingent Promissory Note shall become payable in United States dollars at the address set forth below:
                            Carl Tennille, Controller
                        UMWA Health and Retirement Funds
                          4455 Connecticut Avenue, N.W.
                              Washington, DC 20005
         6.       Termination
                  This Contingent Note shall terminate, and shall become null and void, on the latest of the following: (a) January 1, 2005; (b) payment of the amount due as a result of any Event of Default; and (c) if an event has occurred prior to January 1, 2005 that could constitute an Event of Default under Paragraph 2 (except for Paragraphs 2.G.(2) and (3)), and if Westmoreland has a right to prevent the occurrence of the Event of Default through cure, the expiration of the applicable cure period or such earlier date as the cure occurs.

         7.       Venue and Choice of Law
                  This  Contingent  Promissory  Note  shall be  governed  by and construed in accordance with the internal laws of the State of New York, except that any of New York's conflict of law provisions that would serve to apply law of a state other than New York shall not apply. Any judicial proceeding brought under this Contingent Promissory Note shall be brought in any court of competent jurisdiction in the District of Columbia, and the parties accept unconditionally and irrevocably the jurisdiction of such courts and any related appellate court and irrevocably waives any objection that they now have or may hereafter have that such court is an inconvenient forum.
         8.       No Waiver; Cumulative Remedies
                  Neither  the  Westmoreland  nor  the  Funds  shall  by any act
(except by a written instrument), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Westmoreland or the Funds of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Westmoreland or the Funds would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law. Nothing contained in this Contingent Promissory Note shall be deemed to compromise any obligation or liability of Westmoreland hereunder, and no performance by Westmoreland of any of its undertakings herein contained shall be deemed to be a substitute for or an accord and satisfaction in respect of, any of the duties, obligations and responsibilities of Westmoreland under the Coal Act or otherwise imposed upon Westmoreland at law or in equity.

         9.       Waiver of Common Law Rights
         Presentment for payment, demand, protest, dishonor, and notice of dishonor are hereby waived by Westmoreland.

                                    WESTMORELAND COAL COMPANY


DATED:   January __, 1999           By________________________________
                                      CHRISTOPHER SEGLEM
                                      Its President


                                    WESTMORELAND ENERGY, INC.


DATED:   January __, 1999           By________________________________
                                    Its ______________________________


                                    WESTMORELAND RESOURCES, INC.


DATED:   January __, 1999           By________________________________
                                    Its ______________________________


                                    WESTMORELAND TERMINAL COMPANY


DATED:   January __, 1999           By________________________________
                                    Its ______________________________

                                    WESTMORELAND COAL SALES COMPANY


DATED:   January __, 1999           By________________________________
                                    Its ______________________________